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                                                                     EXHIBIT 8.2

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                   July 15, 2002



Immunex Corporation
51 University Street
Seattle, Washington  98101-2936


Ladies and Gentlemen:

     We have acted as special tax counsel to Immunex Corporation, a Washington corporation ("Immunex"), in connection with (i) the Merger, as defined and described in the Amended and Restated Agreement and Plan of Merger, dated as of December 16, 2001, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated as of July 15, 2002 (the "Merger Agreement"), by and among Amgen Inc., a Delaware corporation ("Amgen"), AMS Acquisition Inc., a Washington corporation and a wholly-owned subsidiary of Amgen, and Immunex and (ii) the preparation and filing of the Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 22, 2002, which includes the proxy statement of Immunex and the proxy statement and prospectus of Amgen (the "Joint Proxy/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined the Merger Agreement, the Joint Proxy/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied, with the consent of Immunex and the consent of Amgen, upon statements, representations, and covenants made by Immunex and Amgen, including representations and covenants made to us by Immunex and Amgen in their respective certificates dated as of the date hereof and delivered to us for purposes of this opinion, and have assumed that such statements and

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Immunex Corporation
July 15, 2002
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representations are true and complete without regard to any qualifications as to knowledge and belief. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement, (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Joint Proxy/Prospectus, and (iii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or in the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, representation, corporate record, covenant, statement, or assumption stated or referred to herein that becomes untrue, incorrect, or incomplete.

     Subject to the assumptions and qualifications set forth above, we are of the opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     The foregoing opinion does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to the United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Further, there can be no assurances that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court.

     This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Joint Proxy/Prospectus, and


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Immunex Corporation
July 15, 2002
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is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.


                                  Very truly yours,

                                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP